Exhibit 10.2
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                           GRADALL INDUSTRIES, INC.

                         EMPLOYEE STOCK PURCHASE PLAN


     1.        Purpose.  Gradall Industries, Inc., a Delaware corporation (the
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"Company"), hereby adopts this Employee Stock Purchase Plan (the "Plan").  The purpose of the Plan is to provide an opportunity for the employees of the Company and any current or future subsidiaries designated by the Board of Directors of the Company (the "Board") to purchase shares of Common Stock, par value $.001, of the Company ("Common Shares") through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's shareholders.

     2.         Common Shares Subject to Plan.  An aggregate of 300,000 Common
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Shares  of  the  Company may be sold pursuant to the Plan.  Such Common Shares may be authorized but unissued Common Shares, treasury shares or Common Shares purchased in the open market, as the Committee determines. If there is any change in the outstanding Common Shares by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Common Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

     3.         Administration.  The Plan shall be administered by a committee
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(the  "Committee")  consisting  of  not less than two directors of the Company appointed by the Board, none of whom shall participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of Securities
and  Exchange  Commission  Regulation   240.16b-3 or any successor regulation.
The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Common Shares made available hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     4.        Eligibility.  All regular employees of the Company, and of each
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qualified  subsidiary of the Company designated for participation by the Board of  Directors,  other  than:

   (a)  full-time employees who have been employed for less than three months;

   (b) employees whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year; and

   (c) employees who own 5% or more of the voting shares or value of the Company or any of its subsidiaries, determined in accordance with
        Section 424(d)  of  the  Internal  Revenue  Code.

shall  be eligible to participate in the Plan.  For the purposes of this Plan,
(a) an employee shall be considered a "full-time employee" if such employee is customarily employed more than 20 hours per week, and (b) the term "qualified subsidiary" means such subsidiary in which the Company, directly or indirectly, owns 50% or more of the total combined voting power of all classes of stock.

     5.       Participation.  An eligible employee may elect to participate in
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the  Plan  as  of  any "Enrollment Date".  Enrollment Dates shall occur on the first day of each quarterly Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding to the Company an enrollment/election form at least 10 days prior to such Enrollment Date, authorizing payroll deductions in such amount as the employee may request but in no event less than the minimum nor more than the maximum amount as the Committee shall determine. Unless otherwise determined by the Committee, the maximum payroll deductions which any eligible employee may make during any calendar year shall not exceed ten percent (10%) of such employee's
"compensation"  from  the  Company.    For  the  purposes of this paragraph 5,
"compensation" shall mean an amount equal to the sum of (i) the gross base pay of the eligible employee during the Offering Period, and (ii) the gross amount paid to the employee by the Company or any subsidiary under any incentive compensation plan or bonus plan during the Offering Period. A participating employee may increase or decrease his payroll deductions as of any subsequent Enrollment Date by completing and forwarding to the Company a revised enrollment/election form at least 10 days prior to such Enrollment Date; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions below the minimum or above the maximum amount as set forth above or as is specified by the Committee.

     6.        Payroll Deduction Accounts.  The Company shall establish on its
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books  and  records  a  "Payroll  Deduction  Account"  for  each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

     7.       Withdrawals.  An employee may withdraw from the Plan at any time
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by  completing  and  forwarding  a written enrollment/election to the Company.
Upon receipt of such form, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the next Enrollment Date. If such withdrawal notice is received by the Company at least 10 days prior to a Share Purchase Date, amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded to the employee as soon as practicable after the withdrawal. If a withdrawal notice is not received prior to 10 days before a Share Purchase Date, amounts credited to the Payroll Deduction Account of any employee who withdraws shall be used to purchase Common Shares on such Share Purchase Date.

     8.        Offering Periods.  The Plan shall be implemented by consecutive
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three-month  Offering  Periods  with  a  new Offering Period commencing on the first trading day on or after the first day of each January, April, July and October during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination of the Plan in accordance with paragraph 18 hereof. The first Offering Period hereunder shall commence on July 1, 1998 "Trading day" shall mean a day on which the Nasdaq National Market System is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Common Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Common Shares

  (a) to an employee who, immediately after the right is granted, would own Common Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary,

  (b) which would permit an employee's right to purchase Common Shares under this Plan, or under any other employee stock purchase plan qualifying under Section 423 of the Internal Revenue Code, maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 in fair market value for each calendar year, or

  (c) to the extent that any employee would purchase more than 250 Common Shares during any Offering Period.

For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

     9.          Purchase  of  Common  Shares.
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  (a)   Subject  to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall purchase as many whole Common Shares (plus any fractional interest in a Common Share) as is determined by dividing the amounts credited to his or her Payroll Deduction Account four days prior to the Share Purchase Date (or such other date as the Committee shall determine) (the "Cutoff Date") by the Purchase Price for the Common Shares. Employees may purchase Common Shares only through payroll deductions, and cash contributions shall not be permitted.

  (b) The "Purchase Price" for Common Shares purchased under the Plan shall be not less than the lesser of (i) an amount equal to 85% of the closing price of the Common Shares on the first Trading Day of the Offering Period, or (ii) 85% of the closing price of the Common Shares on the Share Purchase Date. For these purposes, the last reported sales price shall be as reported on the Nasdaq National Market System. The Committee shall have the authority to establish a different Purchase Price as long as such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

  (c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Common Shares (plus any fractional interest in a Share) as may be purchased
        with such amount at the applicable  Purchase  Price.    Any  amount
        remaining in an employee's Payroll Deduction Account as of the relevant Cutoff Date in excess of the amount that may properly be applied to the purchase of Common Shares shall be refunded to the employee as soon as practicable.

     10.       Transfer Restrictions.  Common Shares purchased pursuant to the
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Plan may not be sold or otherwise transferred by a participant for a period of one year following the date that such Common Shares are purchased, unless the participant dies, retires or becomes disabled. If a participant dies, reties or becomes disabled then the Common Shares in such participant's account may be sold by such participant or the participant's estate at any time following
such  event.    For  purposes  of this Plan, a participant shall be considered disabled if the participant is unable to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and does not engage in any occupation or employment for wage or profit for which the participant is reasonably qualified by education, training, or experience. A participant shall be deemed to be retired when he or she receives pension benefits from the Company or the IAM National Pension Fund. The Committee may provide for exceptions to the transfer restrictions set forth in this Section, and allow a participant to transfer Common Shares purchased pursuant to the Plan, in those circumstances that the Committee deems appropriate.

     11.       Brokerage Accounts or Plan Share Accounts.  By enrolling in the
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Plan,  each  participating  employee  shall  be  deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee
which  is  not  a  brokerage  firm.    Common  Shares purchased by an employee
pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name, or if the employee so indicates on his or her enrollment/election form, in the employee's name jointly with a member of the employee's family, who is of legal age, with right of survivorship.

     12.         Rights as Shareholder.  An employee shall have no rights as a
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shareholder  with respect to Common Shares subject to any rights granted under this Plan until payment for such Common Shares has been completed at the close of business on the relevant Share Purchase Date.

     13.     Certificates.  Certificates for Common Shares purchased under the
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Plan will not be issued automatically.  However, certificates for whole Common
Shares  purchased  shall  be  issued  as  soon  as  practicable  following  an
employee's  written  request.   The Company may impose a reasonable charge for
the  issuance  of  such  certificates.   Fractional interests in Common Shares
shall be carried forward in an employee's Plan Share Account until they equal one whole Share or until the termination of the employee's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the employee in cash.

     14.          Termination  of  Employment.   If a participating employee's
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employment  is  terminated for any reason, if an employee dies, if an employee is granted a leave of absence of more than 90 days duration, or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued. Any amounts then credited to the employee's Payroll Deduction Account shall remain in the account and shall be used to purchase Common Shares on the next scheduled Share Purchase Date.

     15.      Rights Not Transferable.  Rights granted under this Plan are not
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transferable  by  a  participating  employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

     16.        Employment Rights.  Neither participation in the Plan, nor the
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exercise  of  any  right  granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating employee's employment at any time or give any right to an employee to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

     17.          Application of Funds.  All funds received by the Company for
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Common  Shares sold by the Company on any Share Purchase Date pursuant to this
Plan  may  be  used  for  any  corporate  purpose.

     18.      Amendments and Termination.  The Board may amend the Plan at any
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time,  provided  that  if  shareholder  approval  is  required for the Plan to continue to comply with the requirements of Securities and Exchange Commission
Regulation    240.16b-3  or  Section 423 of the Internal Revenue Code, then no such amendment shall be effective unless such amendment is approved by the Company's shareholders within 12 months after the date of its adoption by the
Board  of  Directors.    The  Board  of  Directors  may  suspend  the  Plan or
discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Common Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

     19.        Applicable Laws.  This Plan, and all rights granted hereunder,
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are  intended  to  meet  the requirements of an "employee stock purchase plan"
under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Common Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

     20.         Expenses.  Except to the extent provided in paragraph 13, all
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expenses  of administering the Plan, including expenses incurred in connection with the purchase of Common Shares in the open market for sale to participating employees, shall be borne by the Company and its subsidiaries.

     21.          Shareholder  Approval.  The Plan was adopted by the Board of
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Directors  on  March  25, 1998, subject to shareholder approval.  The Plan and any action taken hereunder shall be null and void if shareholder approval is not obtained at the next annual meeting of shareholders.

                           GRADALL INDUSTRIES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                           ENROLLMENT/ELECTION FORM

SOCIAL  SECURITY  NUMBER ____________________________________________________
(STOCK WILL BE HELD IN YOUR ACCOUNT AS IT APPEARS BELOW)

ACCOUNT  TYPE        ______  INDIVIDUAL     ______  JOINT TENANT WITH RIGHT OF
                                                           SURVIVORSHIP

ACCOUNT  NAME ________________________________________________________________

ADDRESS ______________________________________________________________________

HOME  PHONE  NUMBER __________________________________________________________

COMPANY ______________________________________________________________________

____ I  hereby  elect  to participate in the Gradall Industries, Inc. Employee
     Stock Purchase Plan (the "Plan") and hereby authorize my employer to make a payroll deduction of ____% (maximum of 10%) of my gross pay which will be used to purchase Gradall Industries, Inc. Common Shares through the Plan. (Indicate whole percentage.)

The effective date of this deduction/election is
                              ______  January 1               ______  July  1

                              ______    April  1              ______ October 1

This  is  (check  one):

____  A  new  enrollment

____ A change to increase or decrease my contribution amount effective on the first day of the next Offering Period.

____ A withdraw from the Plan and discontinue contributions to the Plan on the next available payroll period.

I understand that my deduction will be made each pay period that I participate in the Plan. I also understand that the payroll deduction percent I indicated above will be computed on my gross pay (pre-401k) and therefore that dollar amount may vary each pay period based on my gross pay. I understand that the deduction is made as an after-tax deduction and that deductions credited to my account will not earn interest. I also understand that unless I retire, die or become disabled, I may not sell or otherwise transfer the Common Shares acquired pursuant to the Plan for a period of one year after the date that they are purchased.

I certify that I am at least 18 years of age and have received and read the Gradall Industries, Inc. Enrollment Guide/Prospectus.

I understand that the payroll deduction will continue in each Offering Period until Gradall Industries, Inc. receives written instructions to withdraw my Plan participation.

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EMPLOYEE  SIGNATURE                                        DATE